Exhibit 99.1

Vallon Pharmaceuticals Reports First Quarter 2022 Financial Results and Provides Corporate Update

PHILADELPHIA, PA, May 9, 2022 – Vallon Pharmaceuticals, Inc. (NASDAQ: VLON), (“Vallon” or the “Company”), a clinical-stage biopharmaceutical company primarily focused on the development of novel drugs that are designed to deter abuse in the treatment of central nervous system (CNS) disorders, today reported its financial results for the quarter ended March 31, 2022 and provided a corporate update.

“The first quarter of this year proved to be challenging for Vallon with the unexpected, disappointing topline results from our pivotal SEAL study evaluating ADAIR. The Vallon team, along with our scientific and strategic advisors is currently working to determine the best path forward for the development program,” commented David Baker, Chief Executive Officer of Vallon. “Following the data readout, our management team and Board made the decision to initiate an investment bank driven strategic review process to create optionality and opportunities for Vallon moving forward. This process is now underway, and we plan to identify the best pathway forward for Vallon in order to build shareholder value in the near and long term.”

ADAIR1: Abuse-Deterrent Formulation of Dextroamphetamine

ADAIR is the Company’s proprietary abuse-deterrent formulation of immediate-release dextroamphetamine currently in development for the treatment of attention deficit hyperactivity disorder (ADHD) and narcolepsy.

In March 2022, the Company reported topline results from its SEAL study (Study to Evaluate the Abuse Liability, Pharmacokinetics, Safety and Tolerability of an Abuse-Deterrent d-Amphetamine Sulfate Immediate Release Formulation). The SEAL study was the Company’s pivotal intranasal human abuse liability study assessing the pharmacodynamics (PD), pharmacokinetics (PK), safety and tolerability of snorting professional laboratory-manipulated ADAIR 30 mg when compared to crushed d-amphetamine sulfate and placebo in recreational drug users.

The SEAL study did not meet its primary endpoint, which was Emax Drug Liking, ADAIR scored similarly to what was observed in an earlier proof-of-concept study, however, reference dextroamphetamine did not score as high as expected and as seen in the previous study, thus driving the lack of statistical significance. The SEAL study did meet all pharmacodynamic secondary endpoints including Overall Drug Liking and willingness to Take Drug Again.

For more information about the study, please visit clinicaltrials.gov and reference identifier: NCT04647903.

ADMIR1: Abuse-Deterrent Formulation of Methylphenidate (Ritalin®)
The Company’s second development program is ADMIR, a novel abuse-deterrent formulation of immediate-release methylphenidate (Ritalin). Ritalin is another commonly prescribed stimulant for treating ADHD that is frequently misused and abused. To date, the Company has completed its formulation development work and selected a final formulation for ADMIR, which has demonstrated positive dissolution and abuse-deterrent characteristics in the laboratory setting.

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[1] ADAIR and ADMIR are not approved by the

Review of Strategic Alternatives

Subsequent to the quarter, Vallon engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to evaluate strategic alternatives for the Company, which could include, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. This process may not result in any transaction and the Company does not intend to disclose additional details unless and until it has entered into a specific transaction.

The Company is continuing to assess the best path forward for ADAIR and for ADMIR. In the meantime, and in conjunction with the exploration of strategic alternatives, the Company is streamlining its operations in order to preserve its capital and cash resources.

Summary of Financial Results for First Quarter 2022

Net loss was $2.6 million for the quarter ended March 31, 2022.

Research and development expenses were $1.3 million and $1.8 million for the three months ended March 31, 2022 and 2021, respectively. The decrease in research and development expenses was primarily due to a decrease in expenses related to the ADAIR development program.

General and administrative expenses were $1.3 million and $0.8 million for the three months ended March 31, 2022 and 2021, respectively. The increase in general and administrative expenses was primarily related to D&O insurance, personnel expense, including non-cash stock-based compensation, consulting fees and other public company expenses.

As of March 31, 2022, the Company had cash, cash equivalents and marketable securities of approximately $5.2 million.

About Vallon Pharmaceuticals, Inc.

Vallon Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company, headquartered in Philadelphia, PA. The Company is focused on the development of new medications to help patients with CNS disorders. The Company’s lead investigational product candidate, ADAIR, is a novel abuse-deterrent formulation of amphetamine immediate release being developed for the treatment of ADHD and narcolepsy.

The Company recently announced it is evaluating strategic alternatives with the goal of maximizing shareholder value, which could include, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. This process may not result in any transaction and the Company does not intend to disclose additional details unless and until it has entered into a specific transaction.

For more information about the company, please visit www.vallon-pharma.com or connect with us on LinkedIn or Twitter.

References and links to websites have been provided for convenience, and the information contained on any such website is not a part of, or incorporated by reference into, this press release. Vallon is not responsible for the contents of third-party websites.

Forward Looking Statements

This press release contains “forward-looking statements” that are based on Vallon’s current expectations and subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation, Vallon’s ability to execute its business plan, continue its growth and fund its ongoing business activities as planned, Vallon’s ability to develop and commercialize its product candidates, expectations related to results of clinical trials and studies, Vallon’s expectations with respect to the important advantages it believes its abuse-deterrent formulation of drugs have over similar drugs in the market and the growing need for abuse-deterrent formulations of drugs, Vallon’s ability to utilize the 505(b)(2) regulatory pathway, Vallon’s ability to obtain FDA approval of ADAIR and its other product candidates, Vallon’s assessment of the best path forward for ADAIR and the completion of the development or commercialization of ADAIR, Vallon’s ability to identify, evaluate and complete any strategic alternative that yields value for its shareholders, and Vallon’s expectations with respect to its cash runway. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in Vallon’s Quarterly and Annual Reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
vallon@jtcir.com